Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip code)

Grifols Worldwide Operations Limited

(Exact name of obligor as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Embassy House, Herbert Park Lane Ballsbridge, Dublin 4 Ireland (Address of principal executive offices)	(Zip code)

GRIFOLS, S.A.

(Exact name of obligor as specified in its charter)

Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Avinguda de la Generalitat, 152-158 Parc de Negocis Can Sant Joan Sant Cugat del Vallès 08174 Barcelona Spain (Address of principal executive offices)	(Zip code)

Biomat USA, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4343492 (I.R.S. employer identification no.)

2410 Lillyvale Avenue Los Angeles, California (Address of principal executive offices)	90032 (Zip code)

Grifols Biologicals Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-4253630 (I.R.S. employer identification no.)

5555 Valley Boulevard Los Angeles, California (Address of principal executive offices)	90032 (Zip code)

Grifols Diagnostic Solutions Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4067650 (I.R.S. employer identification no.)

4560 Horton Street Emeryville, California (Address of principal executive offices)	94608 (Zip code)

Grifols Shared Services North America Inc.

(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	20-2533768 (I.R.S. employer identification no.)

2410 Lillyvale Avenue Los Angeles, California (Address of principal executive offices)	90032 (Zip code)

Grifols Therapeutics, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-2032472 (I.R.S. employer identification no.)

4101 Research Commons 79 T.W. Alexander Drive Research Triangle Park, North Carolina (Address of principal executive offices)	27709 (Zip code)

Grifols Worldwide Operations USA, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4899056 (I.R.S. employer identification no.)

13111 Temple Avenue City of Industry, California (Address of principal executive offices)	91746 (Zip code)

Instituto Grifols, S.A.

(Exact name of obligor as specified in its charter)

Spain (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)

Polígono Levante calle Can Guasch s/n 08150 Parets del Vallés Barcelona Spain (Address of principal executive offices)	(Zip code)

5.25% Senior Notes due 2022
and Guarantees of 5.25% Senior Notes due 2022
(Title of the indenture securities)

1.                                      General information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)                             Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                      A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.                                      A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                      A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.                                      A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.                                      The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.                                      A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 24th day of March, 2015.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2014, published in accordance with Federal regulatory authority instructions.

		Dollar amounts
		in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		2,244
Interest-bearing balances		283
Securities:
Held-to-maturity securities		0
Available-for-sale securities		681,797
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		181,700
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		13,215
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		103,947
Other assets		117,698
Total assets		$1,957,197

1

LIABILITIES

Deposits:
In domestic offices		502
Noninterest-bearing	502
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		257,630
Total liabilities		258,132
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,122,182
Not available
Retained earnings		575,618
Accumulated other comprehensive income		265
Other equity capital components		0
Not available
Total bank equity capital		1,699,065
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,699,065
Total liabilities and equity capital		1,957,197

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty           )               CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	)	Directors (Trustees)
Alphonse J. Briand, Director	)

2